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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 1996.

                             METAL MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware              0-14836         94-2835068
        (State or other jurisdiction  (Commission     (IRS Employer
              of incorporation)       File Number)  Identification No.)

          101 West Grand Avenue, Suite 200/305, Chicago, Illinois 60610
          (Address of principal executive offices)           (Zip Code)

        Registrant's telephone number, including area code (312) 645-0700

                  1250 Ninth Street, Berkeley, California 94710
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

         On August 6, 1996, Metal Management, Inc. (the "Company") entered into a Letter of Intent to acquire the MacLeod Group of Companies (the "MacLeod Group") which contemplates the execution of a definitive agreement between the parties conditioned upon, among other things, completion of a "due diligence" review of the MacLeod Group's books and records, as well as an environmental assessment of its properties.

         The MacLeod Group, based in South Gate, California is a group of recycling companies that process ferrous and non-ferrous metals with consolidated gross revenues of approximately $35 million.

         On August 7, 1996, the Registrant issued a press release with respect to the acquisition of the MacLeod Group, a copy of which is attached hereto as
Exhibit 99.1.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

       (c)      Exhibits.

                99.1     Press Release dated August 7, 1996.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         METAL MANAGEMENT, INC.




                           /S/  GERARD M. JACOBS
                         -------------------------------------------------------
                         Gerard M. Jacobs, President and Chief Executive Officer

                         Date:  August 8, 1995


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                             METAL MANAGEMENT, INC.

                           CURRENT REPORT ON FORM 8-K

                                INDEX TO EXHIBITS

         Exhibit No.     Description
         -----------     -----------

         99.1            Press Release dated August 7, 1996.


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